                                                                    EXHIBIT 10.3


                                AMERISAFE, INC.

                           INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (this "Agreement") is made and entered into as of the ______ day of ________________ 1996, by and between AMERISAFE, Inc., a Texas corporation (the "Corporation"), and ________________ ("Indemnitee").

                                    RECITALS

         A. Indemnitee is presently serving as an officer and/or director of the Corporation, and the Corporation desires Indemnitee to continue in such capacity.

         B. Indemnitee is willing, subject to certain conditions, including, without limitation, the execution and performance of this Agreement by the Corporation, to continue in that capacity.

         C. In addition to the indemnification to which Indemnitee is entitled under the Restated Articles of Incorporation of the Corporation (the "Articles") and the Restated Bylaws of the Corporation (the "Bylaws"), the Corporation intends to obtain, at its sole expense, insurance protecting its officers and directors, including Indemnitee, against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties.

         D. As a result of circumstances having no relation to, and beyond the control of, the Corporation and Indemnitee, there can be no assurance that the Corporation will be able to obtain such insurance or if obtained, the continuation or renewal of such insurance.

         NOW, THEREFORE, in order to induce Indemnitee to continue to serve in his present capacity, the Corporation and Indemnitee hereby agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

         As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

         "Claim" means an actual or threatened claim or request for relief.

         "Corporate Status" means the status of a person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         "Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

         "Official Capacity" means (a) when used with respect to a director, the office of director in the Corporation and (b) when used with respect to a person other than a director, the elective or appointive
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office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but neither clause (a) or (b) includes service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

         "Proceeding" means any threatened, pending or completed action, suit, arbitration, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (except one initiated by Indemnitee pursuant to Article V of this Agreement to enforce his rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation that could lead to such an action, suit, proceeding or arbitration.

         "TBCA" means the Texas Business Corporation Act and any successor statute thereto as either of them may from time to time be amended.


                                   ARTICLE II
                                INDEMNIFICATION

         Section 2.1. General. The Corporation shall indemnify, and advance Expenses, to Indemnitee to the full extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the full extent permitted by Article 2.02-1 of the TBCA (or any successor provision). The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and no in limitation of, the obligations expressed in this Article II.

         Section 2.2. Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 2.2 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 2.3). Pursuant to this
Section 2.2, Indemnitee shall be indemnified against Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim therein, if (a) he conducted himself in good faith; (b) he reasonably believed: (i) in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. Nothing in this Section 2.2 shall limit the benefits of Section 2.1 or any other Section hereunder.

         Section 2.3. Limitation on Indemnity. The indemnification otherwise available to Indemnitee under Section 2.2 shall be limited to the extent set forth in this Section 2.3. In the event that Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by Indemnitee whether or not the benefit resulted from an action taken in Indemnitee's Official Capacity Indemnitee shall, with respect to the Claim in the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by him in connection with that Claim. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim in such Proceeding as to which Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine.





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                                  ARTICLE III
                                    EXPENSES

         Section 3.1. Expenses of a Party Who Is Wholly or Partly Successful. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him in connection with any Proceeding to which Indemnitee is a party by reason of his Corporate Status and in which Indemnitee is successful, on the merits or otherwise. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each such Claim. For purposes of this Section
3.1 and without limitation, the termination of a Claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

         Section 3.2. Expenses of a Witness. To the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 3.3. Advancement of Expenses. The Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding or Claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof within 10 business days after the receipt by the Corporation of a written request from Indemnitee setting forth a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable law, confirming his obligation under the last sentence of this Section 3.3 and requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding or Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that he will repay the Corporation for any Expenses so advanced to the extent that it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such Expenses.


                                   ARTICLE IV
                   PROCEDURE FOR DETERMINATION OF ENTITLEMENT
                               TO INDEMNIFICATION

         Section 4.1. Request for Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

         Section 4.2. Determination of Request. Upon written request by Indemnitee for indemnification pursuant to Section 4.1 hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case in accordance with Article 2.02-1 of the TBCA (or any successor provision). If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within five business days after such determination. Indemnitee shall cooperate with the Board of Directors of the Corporation, any committee thereof or special legal counsel appointed by the Board of Directors of the Corporation or any committee thereof making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee





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in so cooperating with the person or persons making such determination shall be borne by the Corporation (irrespective of the determination as to Corporation's entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold harmless Indemnitee therefrom.

         Section 4.3.  Presumptions and Effect of Certain Proceedings.

                 (a)      If the person or persons empowered or selected under
Article IV of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 45 calendar days after receipt by the Corporation of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent
(i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
(ii) a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 45-day limitation set forth in this Section 4.3(a) shall not apply and such period shall be extended as necessary if within 30 days after receipt by the Corporation of the request for indemnification under Section 4.1 the Board has resolved to submit such determination to the shareholders pursuant to Section 4.2(b) of this Agreement for their consideration at an annual meeting thereof to be held within 90 calendar days after such receipt and such determination is made thereat, or a special meeting of shareholders is called within 30 calendar days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 calendar days after having been so called and such determination is made thereat.

                 (b) The termination of any Proceeding or of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did meet the requirements for indemnification under Section 2.2. Indemnitee shall be deemed to have been found liable in respect of any Claim only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.


                                   ARTICLE V
                         CERTAIN REMEDIES OF INDEMNITEE

         Section 5.1. Indemnitee Entitled to Adjudication in an Appropriate Court. In the event (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement or (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder, Indemnitee shall be entitled to commence an action seeking an adjudication in an appropriate court of the State of Texas, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee's right to seek any such adjudication or award in arbitration.

         Section 5.2. Adverse Determination Not to Affect any Judicial Proceeding. In the event that a determination shall have been made pursuant to
Article IV that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article V shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this





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Article V, the Corporation shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         Section 5.3. Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article IV that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article V, absent a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with the request for indemnification.

         Section 5.4. Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

         Section 5.5. Indemnitee Entitled to Expenses of Judicial Proceeding. In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Article I) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be reasonably prorated in good faith by counsel for Indemnitee.

         Section 5.6. No Diminishment of Rights. The Corporation shall not adopt any amendment to the Articles or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee's rights to indemnity pursuant to the Articles, Bylaws, the TBCA or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Board or the shareholders of the Corporation, as the case may be. In the event that the Corporation shall adopt any amendment to the Articles or Bylaws the effect of which is to so deny, diminish or encumber Indemnitee's rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof.


                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 6.1. Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles or Bylaws, any other agreement, vote of shareholders or a resolution of directors of the Corporation, or otherwise. No amendment or alteration of the Articles or Bylaws of the Corporation or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Articles, Bylaws, the TBCA or otherwise. To the extent that there is a change in the TBCA (whether by statute or judicial decision) which allows greater indemnification by agreement than would be afforded currently under the Articles or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

         Section 6.2.  Insurance and Subrogation.

                 (a) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of





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any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

                 (b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all agreements or other documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

                 (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         Section 6.3. Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation's prior written consent. The Corporation shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

         Section 6.4. Exculpation of Directors. If Indemnitee is or was a director of the Corporation, he shall not in that capacity be liable to the Corporation or its shareholders for monetary damages for an act or omission in Indemnitee's capacity as a director, except that Indemnitee's liability shall not be eliminated or limited for: (a) a breach of Indemnitee's duty of loyalty to the Corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of Indemnitee to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee's office; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.

         Section 6.5. Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves in his Corporate Status, and thereafter shall survive until and terminate upon the later to occur of (a) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article V relating thereto or (b) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors, legal representatives and administrators.

         Section 6.6. Notice by Each Party. Indemnitee agrees to promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder. The Corporation agrees to promptly notify Indemnitee in writing, as to the pendency of any Proceeding or Claim which may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

         Section 6.7. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

         Section 6.8. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege





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hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Section 6.9. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

         Section 6.10. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

         Section 6.11. Merger or Consolidation. If the Corporation shall be a constituent corporation in a consolidation, merger or other reorganization, the Corporation, if it shall not be the surviving, resulting or other corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to agree to indemnify Indemnitee to the full extent provided in this Agreement. Whether or not the Corporation is the resulting, surviving or acquiring corporation in any such transaction, Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have with respect to the Corporation if its separate existence had continued.

         Section 6.12. Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail return receipt requested, first-class postage paid, addressed as follows: (i) if to the Corporation, AMERISAFE, Inc., 2301 Highway 190 West, DeRidder, Louisiana 70634, Attn: Secretary and (ii) if to Indemnitee, at the address specified on the signature page of this Agreement, or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 6.12.

         Section 6.13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws.

         Section 6.14. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         Section 6.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.





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                                        AMERISAFE, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        INDEMNITEE




                                        ----------------------------------------
                                                  [Name]


                                        Notice Address:



                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


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